Exhibit 99.1
NATIONAL AMERICAN UNIVERSITY HOLDINGS, INC. REPORTS
FISCAL 2011 SECOND QUARTER AND SIX MONTHS RESULTS
Financial and Operational Highlights
*	Enrollment by headcount increased 24.1% year over year to a record 9,643 students as of November 30, 2010.

*
The Company’s FY 2011 second quarter total revenue increased 18.8% to $27.8 million from $23.4 million in the prior-year period with the Company’s academic segment’s FY 2011 second quarter total revenue increasing 20.1% to $27.6 million, compared to $23.0 million in the FY 2010 second quarter.

*
FY 2011 second quarter income before non-controlling interest and taxes for the Company was $4.6 million, compared to $6.2 million in the prior-year period, and FY 2011 second quarter EBITDA was $5.3 million, compared to $6.9 million in the prior-year period. This decrease was largely the result of increased selling, general and administrative expenses, which included legal fees, expansion of a campus location and hybrid learning centers in five states, and expansion of the Company’s nursing program in four states.

*
A cash dividend in the amount of $0.0275 per share on all shares of NAUH’s common stock outstanding was paid on or about October 8, 2010 to stockholders of record as of the close of business on September 30, 2010.

*	Balance sheet at November 30, 2010 included cash and cash equivalents and investments of $39.0 million; working capital of $36.2 million; no long-term debt; and stockholders’ equity of $54.9 million.
Rapid City, South Dakota, January 5, 2011 — National American University Holdings, Inc. (the “Company”) (NASDAQ: NAUH), which operates National American University (“NAU”), a regionally accredited, proprietary, multi-campus institution of higher learning offering Associate, Bachelor’s and Master’s degree programs in allied health and business-related disciplines, today reported its unaudited financial results for its FY 2011 second quarter and six months ended November 30, 2010.
National American University Holdings, Inc. operates in two business segments: the NAU academic segment, which consists of the undergraduate and graduate education programs and contributes the primary portion of the Company’s sales and profits; and ownership in multiple apartments and condominium complexes from which it derives sales and rental income.
Ronald L. Shape, Ed.D., Chief Executive Officer of National American University Holdings, Inc., commented, “We continued to see strong growth during the Company’s fiscal 2011 second quarter, as NAU’s 2010 fall term revenues and enrollment both exhibited healthy increases over the prior year. We continue to make progress on executing our strategic growth initiatives, and during the period, continued expansion of the Austin, Texas, campus, multiple nursing programs, and a number of hybrid learning centers in Missouri, Minnesota, Colorado, Texas, and Kansas. We plan to continue to open new centers as we receive appropriate regulatory approval. We believe that leveraging the Company’s strong free cash flow and balance sheet with this kind of continued investment in our existing programs and locations, in addition to expanding to new markets, will provide NAU with even greater growth potential while allowing us to maintain the highest quality of education for our students.”
Student Enrollment
Total student head count for the fall term of 2010 increased 24.1% to a record 9,643 students, up from 7,773 in the 2009 fall term. Students enrolled in 87,010 credit hours compared to 70,758 credit hours in the fall term of last year. NAU believes that the primary reason for this enrollment increase is the success of its existing education centers, continued expansion and development of its campuses and academic programs, new and expanded affiliate relationships, and the ramping up of newly opened hybrid learning centers. NAU is also expanding its programmatic offerings to other regions. The average age of the Company’s students remained at approximately 33 years, with a large majority focused on undergraduate studies.

The following is a summary of NAU’s student enrollment at November 30, 2010 and November 30, 2009 by degree type and by instructional delivery method:

	November 30, 2010		November 30, 2009
	No. of	% of	No. of	% of
	Students	Total	Students	Total
Graduate	415	4.3%	305	3.9%

Undergraduate	9,228	95.7%	7,468	96.1%

Total	9,643	100.0%	7,773	100.0%

	November 30, 2010		November 30, 2009
	No. of	% of	No. of	% of
	Students	Total	Students	Total
Online	4,198	43.5%	3,054	39.3%
On-Campus	3,854	40.0%	3,505	45.1%
Hybrid	1,591	16.5%	1,214	15.6%

Total	9,643	100.0%	7,773	100.0%

FY 2011 Second Quarter Financial Results
•
The Company’s revenues for the three months ended November 30, 2010 increased 18.8% to $27.8 million from $23.4 million for the same period last year. As a result of the increase in enrollment, the academic segment’s total revenue for the three months ended November 30, 2010 increased 20.1% to $27.6 million from $23.0 million for the three months ended November 30, 2009.

•
Educational services expense, which specifically relates to the academic segment, for the three months ended November 30, 2010, was $5.5 million, or 20.1% of the academic segment’s total revenue, as compared to $5.2 million, or 22.5%, for the three months ended November 30, 2009. This percentage decrease was primarily a result of continued economies of scale being realized through significant enrollment growth.

•
During the FY 2011 second quarter, the Company’s selling, general and administrative (SG&A) expenses increased 50.3% to $16.8 million from $11.2 million in the prior-year period. The Company continued to cooperate with the U.S. Senate Committee on Health, Education, Labor and Pensions (HELP) relating to the Committee’s ongoing hearings relating to proprietary colleges receiving Title IV student financial aid. The Company paid $2.1 million in legal fees related to the HELP Committee’s request for information, as well as an additional $1.0 million in one-time legal fees for trademark infringement and employment issues, during the period. The Company has submitted the requested items to the HELP Committee, and, although there can be no assurances, it currently does not anticipate incurring significant legal expenses relating to this matter going forward. In addition, (consistent with the strategic plan) the Company spent an additional $1.7 million in development of new campuses and academic programming as compared with the second quarter of the prior year.

•
The Company also incurred higher SG&A expenses as a result of funding the development of new programming and campuses, increases in spending for admissions staffing and marketing, additional accrual for a new employment contract with the Company’s CEO, and additional corporate overhead resulting from operating as a public company.

•
As a result of increased SG&A expenses, the Company’s income before non-controlling interest and taxes for the three months ended November 30, 2010 decreased to $4.6 million, compared to $6.2 million for the same period last year, of which the academic segment decreased 24.4% to $4.8 million, from $6.4 million for the three months ended November 30, 2009.

•
Net income attributable to the Company for the fiscal 2011 second quarter was $2.7 million, or $0.10 per diluted share based on 26.8 million shares outstanding, compared to $3.7 million, or $0.13 per diluted share, in the prior-year period.

•
The Company’s EBITDA for the second quarter of FY 2011 was $5.3 million, compared to $6.9 million in the prior-year period. The decrease in EBITDA can be attributed to the previously mentioned increase in SG&A expenses. A table reconciling EBITDA to net income can be found at the end of this release.

FY 2011 Six Months Financial Results
•
The Company’s revenues for the six months ended November 30, 2010 increased 25.3% to $51.0 million from $40.7 million for the same period last year. As a result of the increase in enrollment, the academic segment’s total revenue for the period increased 25.8% to $50.3 million from $40.0 million for the six months ended November 30, 2009. The Company attributes the growth in enrollment to its continued geographic and programmatic expansion, a weaker economy, and an improved enrollment management system, as well as enhanced recruitment and retention processes.

•
NAU’s educational services expense for the six months ended November 30, 2010, was $10.8 million, or 21.4% of the academic segment’s total revenue, compared to $9.8 million, or 24.4%, for the six months ended November 30, 2009.

•
The Company’s income before non-controlling interest and taxes for the six months ended November 30, 2010 was $6.8 million, compared to $8.4 million for the same period last year, of which the academic segment decreased 19.6% to $7.1 million, from $8.9 million for the six months ended November 30, 2009.

•
Net income attributable to the Company during the first six months of fiscal 2011 was $4.1 million, or $0.15 per diluted share based on 27.0 million shares outstanding, compared to $5.0 million, or $0.22 per diluted share, in the prior-year period.

•
The Company’s EBITDA for the first six months of fiscal 2011 was $8.1 million, compared to $9.7 million in the prior-year period. The decrease in EBITDA can be attributed to the previously mentioned increase in SG&A expenses. A table reconciling EBITDA to net income can be found at the end of this release.

Balance Sheet Highlights
As of November 30, 2010, the Company had cash and cash equivalents and investments of $39.0 million; working capital of $36.2 million; no long-term debt; and stockholders’ equity of $54.9 million; compared to cash and cash equivalents and investments of $19.8 million; working capital of $4.4 million; no long-term debt; and stockholders’ equity of $21.4 million at May 31, 2010.
Conference Call Information
The Company will discuss these results in a conference call (with accompanying presentation) on January 6, 2011 at 11:00 a.m. EST. The dial-in numbers are:
(866) 832-6356 (U.S.)
(706) 758-7383 (International)
The call (with accompanying presentation) will also be simultaneously broadcast over the Internet via the “Investor Relations” section of the NAU website at http://www.national.edu/InvestorRelations, or by clicking on the conference call link: http://www.investorcalendar.com/IC/CEPage.asp?ID=162777. The webcast will be archived and accessible for approximately 30 days if you are unable to listen to the live call.
About National American University Holdings, Inc.
National American University Holdings, Inc., through its wholly owned subsidiary, operates National American University (NAU), a regionally accredited, proprietary, multi-campus institution of higher learning offering Associate, Bachelor’s, and Master’s degree programs in health care and business-related disciplines. Accredited by The Higher Learning Commission and a member of the North Central Association of Colleges and Schools, National American University has been providing quality technical and professional career education since 1941. NAU opened its first campus in Rapid City, South Dakota, and has since grown to multiple locations throughout the central United States. In 1998, National American University began offering online courses. Today, NAU offers degree programs in traditional, online, and hybrid formats, which provides students with the flexibility and convenience to take courses at times and places that better fit their busy lifestyles.

Forward Looking Statements
This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the Company’s business. Statements made in this release, other than those concerning historical financial information, may be considered forward-looking statements, which speak only as of the date of this release and are based on current beliefs and expectations and involve a number of assumptions. These forward-looking statements include outlooks or expectations for earnings, revenues, expenses or other future financial or business performance, strategies or expectations, or the impact of legal or regulatory matters on business, results of operations or financial condition. Specifically, forward-looking statements may include statements relating to the future financial performance of the Company; the ability to continue to receive Title IV funds; the growth of the market for the Company’s services; expansion plans and opportunities; consolidation in the market for the Company’s services generally; and other statements preceded by, followed by or that include the words “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target” or similar expressions. These forward-looking statements involve a number of known and unknown risks and uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by those forward-looking statements. Other factors that could cause the Company’s results to differ materially from those contained in its forward-looking statements are included under, among others, the heading “Risk Factors” in the Company’s Annual Report on Form 10-K filed on August 18, 2010 and in its other filings with the Securities and Exchange Commission. The Company assumes no obligation to update the information contained in this release.
Contact Information:
National American University Holdings, Inc.
Dr. Ronald Shape
605-721-5220
rshape@national.edu

Investor Relations Counsel
The Equity Group Inc.
Adam Prior	Carolyne Yu
212-836-9606	212-836-9610
aprior@equityny.com	cyu@equityny.com
###

NATIONAL AMERICAN UNIVERSITY HOLDINGS, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE THREE MONTHS AND SIX MONTHS ENDED NOVEMBER 30, 2010 AND NOVEMBER 30, 2009
(In thousands except per share data)

	Three Months Ended		Six Months Ended
	November 30,		November 30,
	2010	2009	2010	2009
REVENUE:
Academic revenue	$25,822	$21,463	$47,080	$37,336
Auxiliary revenue	1,766	1,504	3,213	2,644
Rental income — apartments	252	232	495	483
Condominium sales	0	238	224	238

Total revenue	27,840	23,437	51,012	40,701

OPERATING EXPENSES:
Cost of educational services	5,543	5,160	10,782	9,752
Selling, general and administrative	16,836	11,202	31,790	21,196
Auxiliary expense	866	610	1,540	1,036
Cost of condominium sales	0	166	193	166
Loss on disposition of property	41	0	51	0

Total operating expenses	23,286	17,138	44,356	32,150

OPERATING INCOME	4,554	6,299	6,656	8,551

OTHER INCOME (EXPENSE):
Interest income	34	33	74	119
Interest expense	0	(158)	0	(315)
Other income — net	45	24	71	48

Total other income (expense)	79	(101)	145	(148)

INCOME BEFORE INCOME TAXES	4,633	6,198	6,801	8,403

INCOME TAX EXPENSE	(1,876)	(2,501)	(2,696)	(3,456)

NET INCOME	2,757	3,697	4,105	4,947

NET (INCOME) LOSS ATTRIBUTABLE TO NON-CONTROLLING INTEREST	(11)	7	(19)	16

NET INCOME ATTRIBUTABLE TO NATIONAL AMERICAN UNIVERSITY HOLDINGS, INC. AND SUBSIDIARIES	2,746	3,704	4,086	4,963

OTHER COMPREHENSIVE INCOME —
Unrealized gains (losses) on investments	(17)	22	(1)	9

COMPREHENSIVE INCOME ATTRIBUTABLE TO NATIONAL AMERICAN UNIVERSITY HOLDINGS, INC.	$2,729	$3,726	$4,085	$4,972

(continued)

NATIONAL AMERICAN UNIVERSITY HOLDINGS, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE THREE MONTHS AND SIX MONTHS ENDED NOVEMBER 30, 2010 AND NOVEMBER 30, 2009
(In thousands except share and per share data)

	Three Months Ended		Six Months Ended
	November 30,		November 30,
	2010	2009	2010	2009
Basic EPS
Class A
Distributed earnings	$—	$17.30	$—	$17.30
Undistributed earnings	$—	$17.57	$—	$30.23

Total	$—	$34.87	$—	$47.53

Common
Distributed earnings	$0.03	$0.03	$0.06	$0.03
Undistributed earnings	$0.07	$0.11	$0.10	$0.19

Total	$0.10	$0.14	$0.16	$0.22

Diluted EPS
Class A
Distributed earnings	$—	$17.30	$—	$17.30
Undistributed earnings	$—	$17.49	$—	$30.16

Total	$—	$34.79	$—	$47.46

Common
Distributed earnings	$0.03	$0.03	$0.06	$0.03
Undistributed earnings	$0.07	$0.10	$0.09	$0.19

Total	$0.10	$0.13	$0.15	$0.22

Weighted Average Shares outstanding
Basic EPS
Class A	—	100,000	—	100,000
Common	26,242,653	457,680	26,242,653	227,589

Diluted EPS
Class A	—	100,000		100,000
Common	26,814,921	528,465	26,975,616	262,788
(concluded)

NATIONAL AMERICAN UNIVERSITY HOLDINGS, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET AS OF NOVEMBER 30, 2010 AND AUDITED CONDENSED CONSOLIDATED BALANCE SHEET AS OF MAY 31, 2010
(In thousands except per share data)

	November 30,	May 31,
	2010	2010
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$31,864	$8,695
Short term investments	7,113	11,109
Student receivables — net of allowance of $546 and $203 at November 30, 2010 and May 31, 2010, respectively	4,916	1,823
Other receivables	886	952
Bookstore inventory	916	920
Deferred income taxes	1,641	1,574
Prepaid and other current assets	851	1,759

Total current assets	48,187	26,832

Total Property and Equipment — Net	19,106	15,881

OTHER ASSETS:
Condominium inventory	2,852	3,046
Land held for future development	312	312
Course development — net of accumulated amortization of $1,281 and $1,149 at November 30, 2010 and May 31, 2010, respectively	853	768
Other	652	447

	4,669	4,573

TOTAL	$71,962	$47,286

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$3,793	$4,315
Dividends payable	822	11,116
Student accounts payable	647	322
Deferred income	351	305
Income tax payable	552	231
Accrued and other liabilities	5,828	6,109

Total current liabilities	11,993	22,398

DEFERRED INCOME TAXES	1,370	1,151

OTHER LONG-TERM LIABILITIES	3,652	2,380

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Common stock (50,000,000 authorized, 26,369,653 issued and outstanding as of November 30, 2010, 819,653 issued and outstanding as of May 31, 2010)	3	2
Additional paid-in capital	50,166	19,165
Retained earnings	4,959	2,389
Accumulated other comprehensive income	95	96

Total National American University Holdings, Inc. stockholders’ equity	55,223	21,652
Non-controlling interest	(276)	(295)

Total equity	54,947	21,357

TOTAL	$71,962	$47,286

The following table provides a reconciliation of net income attributable to the Company to EBITDA:

	Three Months Ended		Six Months Ended
	November 30,		November 30,
	2010	2009	2010	2009
	(dollars in thousands)
Net Income attributable to the Company	$2,746	$3,704	$4,086	$4,963
(Income) Loss attributable to non-controlling interest	11	(7)	19	(16)
Interest Income	(34)	(33)	(74)	(119)
Interest Expense	0	158	0	315
Income Taxes	1,876	2,501	2,696	3,456
Depreciation and Amortization	691	556	1,328	1,103

EBITDA	$5,290	$6,879	$8,055	$9,702
Consists of income attributable to the Company, less income from non-controlling interest, plus loss from non-controlling interest, minus interest income, plus interest expense, plus income taxes, plus depreciation and amortization. The Company uses EBITDA as a measure of operating performance. However, EBITDA is not a recognized measurement under U.S. generally accepted accounting principles, or GAAP, and when analyzing its operating performance, investors should use EBITDA in addition to, and not as an alternative for, income as determined in accordance with GAAP. Because not all companies use identical calculations, its presentation of EBITDA may not be comparable to similarly titled measures of other companies and is therefore limited as a comparative measure. Furthermore, as an analytical tool, EBITDA has additional limitations, including that (a) it is not intended to be a measure of free cash flow, as it does not consider certain cash requirements such as tax payments; (b) it does not reflect changes in, or cash requirements for, its working capital needs; and (c) although depreciation and amortization are non-cash charges, the assets being depreciated and amortized often will have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements, or future requirements for capital expenditures or contractual commitments. To compensate for these limitations, the Company evaluates its profitability by considering the economic effect of the excluded expense items independently as well as in connection with its analysis of cash flows from operations and through the use of other financial measures.
The Company believes EBITDA is useful to an investor in evaluating its operating performance because it is widely used to measure a company’s operating performance without regard to certain non-cash expenses (such as depreciation and amortization) and expenses that are not reflective of its core operating results over time. The Company believes EBITDA presents a meaningful measure of corporate performance exclusive of its capital structure, the method by which assets were acquired and non-cash charges, and provides us with additional useful information to measure its performance on a consistent basis, particularly with respect to changes in performance from period to period.